EXHIBIT 24.0
DIRECTORS AND CERTAIN OFFICERS OF
PFGI CAPITAL CORPORATION
ANNUAL REPORT ON FORM 10-K
POWER OF ATTORNEY
The undersigned directors and officers of PFGI Capital Corporation, a Maryland corporation (the “Corporation”) which anticipates filing an Annual Report on Form 10-K for the Corporation’s fiscal year ended December 31, 2006 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, hereby constitute and appoint Susan M. Kinsey, David J. Lucido and Linda K. Erkkila, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Form 10-K, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.
     EXECUTED as of January 19, 2007.

/s/ James T. Berry	Director

James T. Berry

/s/ Jan M. Bone	Director, Vice President

Jan M. Bone

/s/ Linda K. Erkkila	Director, Secretary

Linda K. Erkkila

/s/ Dett P. Hunter	Director

Dett P. Hunter

/s/ J. Richard Jordan	Director, Vice President and Assistant Secretary

J. Richard Jordan

/s/ Susan M. Kinsey	Director, President (Principal Executive Officer)

Susan M. Kinsey

/s/ David J. Lucido	Director, Chief Financial Officers and Treasurer (Principal Financial Officer and Principal Accounting Officer)

David J. Lucido

/s/ J. David Rosenberg	Director

J. David Rosenberg

/s/ John E. Rubenbauer	Director

John E. Rubenbauer